SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of Securities
                       Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ] Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   Alliance Financial Corporation
          (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

                           ALLIANCE FINANCIAL CORPORATION

         65 Main Street                                 160 Main Street
    Cortland, New York 13045                        Oneida, New York 13421


-------------------------------------------------------------------------------


                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

-------------------------------------------------------------------------------

                                                         March 19, 1999

To the Shareholders of Alliance Financial Corporation:

     NOTICE IS HEREBY GIVEN that the ANNUAL MEETING OF SHAREHOLDERS of ALLIANCE FINANCIAL CORPORATION, the parent company of First National Bank of Cortland and Oneida Valley National Bank, will be held at the office of the Company at 160 Main Street, Oneida, New York, on April 28, 1999 at 4:00 p.m., for the purpose of considering and voting upon the following matters:

1. The election of seven Directors to Class I of the Board of Directors, to serve for a term of three years and until their successors are duly elected and qualified.

2. The transaction of such other business as may properly come before the meeting, or any adjournment thereof.

     Only those shareholders of record at the close of business on March 12, 1999 shall be entitled to notice of the meeting and to vote at the meeting.

                                      By Order of the Board of Directors



                                      DONALD S. AMES
                                      Secretary




     YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.

                        ALLIANCE FINANCIAL CORPORATION

        65 Main Street                                    160 Main Street
   Cortland, New York 13045                            Oneida, New York 13421

           -----------------------------------------------------


                               PROXY STATEMENT
            FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 28, 1999

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Alliance Financial Corporation (the "Company"), the holding company for First National Bank of Cortland and Oneida Valley National Bank (each a "Bank," and collectively, the "Banks") for use at the Annual Meeting of Shareholders to be held at the office of the Company at 160 Main Street, Oneida, New York, on April 28, 1999 at 4:00 p.m. This Proxy Statement and the accompanying Proxy are first being mailed to shareholders on or about March 19, 1999.

         If the enclosed Proxy is properly executed and returned, all shares represented thereby will be voted according to the instructions set forth thereon. If no such instructions are specified, the Proxy will be voted FOR the election of the nominees named below. As to any other business which may properly come before the meeting, the persons named on the Proxy are granted discretionary authority to vote according to their best judgment.

         Any proxy given by a shareholder may be revoked at any time before it is voted by: (i) the shareholder attending the meeting and voting the shares of stock in person; (ii) the execution and delivery of a later dated proxy; or
(iii) the execution and delivery of a written notice of revocation to Donald S. Ames, Secretary, Alliance Financial Corporation, 65 Main Street, Cortland, New York 13045. If not revoked, the Proxy will be voted in accordance with its terms.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers, Directors and regular employees of the Company may solicit proxies in person and by telephone and telegraph, and may solicit brokers and other persons holding shares beneficially owned by others to procure from the beneficial owners consents to the execution of proxies. The Company will reimburse such brokers and other persons for their expenses incurred in sending proxy forms and other material to their principals.


                            NOTE REGARDING MERGER

         Alliance Financial Corporation resulted from the merger, effective November 25, 1998, of Oneida Valley Bancshares, Inc., ("Oneida Valley") with Cortland First Financial Corporation ("Cortland First"), pursuant to the terms of an Agreement and Plan of Reorganization dated July 10, 1998 (the "Merger Agreement"). The merger was approved by the shareholders of Cortland First and Oneida Valley at special shareholders' meetings held on November 16, 1998 and November 17, 1998, respectively. Except as otherwise noted, information in this Proxy Statement regarding Board and committee meetings during 1998 reflects information regarding Cortland First prior to November 25, 1998 and Alliance Financial Corporation thereafter. Because Oneida Valley was a separate and distinct corporation prior to the merger, this Proxy Statement does not include separate information regarding Oneida Valley Board and committee meetings during 1998.

         The Merger Agreement provides for the merger of First National Bank of Cortland and Oneida Valley National Bank under the name "Alliance Bank, N.A." as soon as practicable. The Company presently anticipates that this merger will be consummated on or about April 15, 1999.

                  VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         At the close of business on March 12, 1999, the record date for the determination of shareholders entitled to vote at the meeting, there were outstanding and entitled to vote 3,594,811 shares of the Company's common stock. Each share of common stock entitles the holder to one vote with respect to each item to come before the meeting. There will be no cumulative voting of shares for any matters voted upon at the meeting. No individual or group of individuals owns of record or is known to the Company to own beneficially more than 5% of the common stock of the Company.


                               ELECTION OF DIRECTORS

         The Company's Board of Directors is divided into three classes as nearly equal in number as possible. The members of each class are elected for staggered terms of three years and until their successors are elected and qualified. One class of Directors is elected annually. Information concerning nominees to the Board of Directors and the Directors continuing in office is set forth below. The seven Directors in Class I have been nominated to serve for a term to expire at the annual meeting of the Company's shareholders in the year 2002. The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected to the stated positions. If any nominee becomes unavailable for any reason before the election (which is not anticipated), the Proxy may be voted for such other person as may be determined by the Board of Directors of the Company. The shares represented by the enclosed Proxy will be voted FOR the election of the seven nominees named below unless otherwise specified.


        INFORMATION CONCERNING NOMINEES FOR DIRECTORS AND OTHER DIRECTORS


                                                                                                 Shares
                                                                                              Beneficially        % of Total
                                         Business Experience                 Director         Owned as of           Common
       Name and Age                       and Directorships                   Since*          3/12/99 (1)         Stock (12)
---------------------------  -------------------------------------------  -------------- ---------------------- --------------

NOMINEES FOR ELECTION (CLASS I)

David R. Alvord              President, Co-Chief Executive Officer             1979               5,652 (2)                .16
(58)                         and Director of Company; President,
                             Chief Executive Officer and Director -
                             First National Bank of Cortland.

Donald S. Ames               Director of Company; President -                  1986              76,050                   2.16
(56)                         Cortland Laundry, Inc.; Chairman -
                             Cortland Line Company, Inc.

John W. Bailey               Director of Company; Chief Executive              1995               1,404                    .04
(57)                         Officer - Bailey & Haskell Associates,
                             Inc.; Director - Vanguard Risk Managers,
                             Inc.; Director - Private Industry Council;
                             Director - Madison County Development
                             Corp.



                                                            -2-





                                                                                                 Shares
                                                                                              Beneficially        % of Total
                                         Business Experience                 Director         Owned as of           Common
       Name and Age                       and Directorships                   Since*          3/12/99 (1)         Stock (12)
---------------------------  -------------------------------------------  -------------- ---------------------- --------------

NOMINEES FOR ELECTION (CLASS I) (continued)

Peter M. Dunn                Director of Company; Attorney - Dunn,             1968              72,068 (3)               2.00
(62)                         Vindigni & Bruno; Director - Oneida
                             Healthcare Foundation; Director - Oneida
                             Valley Securities Corporation.

                             Treasurer, CFO and Director of                    1994               2,688                    .07
David P. Kershaw             Company; Executive Vice President -
(50)                         Oneida Valley National Bank.

                             Director of Company; Chairman of the              1998              66,400 (4)               1.85
Garrison A. Marsted          Board, CEO, Treasurer and Principal
(58)                         Owner - Overhead Door Company of
                             Cortland, Inc.; (1998-Present); President,
                             CEO, Treasurer and Principal Owner -
                             Overhead Door Company, Inc. (1993 -
                             1997).

                             Director of Company; President and                1993               4,500                    .13
David J. Taylor              Director - Prosco Products, Inc.
(55)

OTHER DIRECTORS**

Donald H. Dew                Director of Company; President and                1988               1,481                    .04
(47)                         Chief Executive Officer - Diemolding
                             Corporation; Director - M.A.C.N.Y.

Robert H. Fearon, Jr.        Director of Company; Former Chairman              1958             133,924 (5)               3.73
(71)                         of the Board - Oneida Valley Bancshares,
                             Inc. (1993 - 1998); Director - Oneida
                             Valley Securities Corporation.

                             Director of Company; Former Chairman,
Robert H. Kuiper             Madison County Board of Supervisors;              1988               3,817 (6)                .11
(65)                         Former Supervisor - Town of Hamilton.

                             Director of Company; Consultant -
                             Healthcare; President - Cortland
Robert M. Lovell             Memorial Hospital (4/86 to 6/96).                 1988               1,687 (7)                .05
(52)
                             Director of Company; Partner -
                             Riehlman, Shafer & Shafer (Attorneys at
Charles E. Shafer            Law); Director - Marathon Boat Group,             1998              11,026 (8)                .31
(49)                         Inc.; Director - Applied Concepts, Inc.




                                                            -3-





                                                                                                 Shares
                                                                                              Beneficially        % of Total
                                         Business Experience                 Director         Owned as of           Common
       Name and Age                       and Directorships                   Since*          3/12/99 (1)         Stock (12)
---------------------------  -------------------------------------------  -------------- ---------------------- --------------

OTHER DIRECTORS (continued)

Richard J. Shay              Director of Company; Administrative               1988               1,636                    .05
(66)                         Law Judge (1997 - Present); District
                             Attorney - Cortland County, Cortland,
                             New York (1995-1997).

Richard G. Smith             Director of Company; CEO - Oneida                 1991               3,171                    .09
(55)                         Health Care Center.

Charles H. Spaulding         Director of Company; President and                1993               3,514 (9)                .10
(50)                         Director - George B. Bailey Agency, Inc.;
                             Director - J.M. Murray Center, Inc.;
                             Director - Cortland College Foundation.

                             Director of Company; Mayor - Village of
Mary Alice Bellardini        Homer; Director - Blue Cross and Blue             1994                 329                    .01
(65)                         Shield of Central New York (1984 to
                             1994); Director - HMO-CNY, Inc.
                             (1995).

                             Director of Company; President - Buck
John H. Buck                 Environmental Laboratories, Inc.;                 1994               3,038                    .08
(53)                         President - Genegantslett Assoc., Inc.;
                             Chairman of the Board - Marathon Boat
                             Group, Inc.

                             Director of Company; President - Central
Samuel J. Lanzafame          Locating Service, Ltd.                            1988               6,924 (10)               .19
(48)
                             Co-Chief Executive Officer and Director
John C. Mott                 of Company; President, Chief Executive            1991               5,000                    .14
(60)                         Officer and Director - Oneida Valley
                             National Bank

                             Director of Company; Former President -
Harry D. Newcomb             Newcomb Motors, Inc.                              1979               5,672 (11)               .16
(70)
                             Director of Company; Senior Vice
Edward W. Thoma              President, Finance - Oneida Ltd.                  1992                 871                    .02
(53)
                             Director of Company; Partner - Spruce-
Stuart E. Young              Eden Farms; President and Director -              1991               1,058                    .03
(49)                         Cortland  Bulk Milk Producers
                             Cooperative, Inc.; Director - Central
                             Cooperative Insurance Co.

All Directors and Officers as a Group (22 in Group)                                             411,910                  11.46


*        Year in which the Director was first  elected to the Board of Directors
         of   Cortland   First,   Oneida   Valley  or  their   respective   bank
         representatives.

** Messrs. Dew, Fearon, Kuiper, Lovell, Shafer, Shay, Smith and Spaulding are members of Class II with terms expiring in 2000; Ms. Bellardini and Messrs. Buck, Lanzafame, Mott, Newcomb, Thoma and Young are members of Class III with terms expiring in 2001.

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Company's common stock if he or she has or shares voting or investment power with respect to such shares or has a right to acquire beneficial ownership at any time within 60 days from March 12, 1999. Includes shares owned by family members residing in the same household as to which certain Directors disclaim beneficial ownership. Except as otherwise indicated the named Director has sole voting and sole investment power with respect to all of the indicated shares. Share amounts are rounded to the nearest whole number.

(2) Includes 212 shares owned by Mr. Alvord's wife, Kathleen, as to which Mr. Alvord disclaims any beneficial ownership.

(3) Includes 1,080 shares owned by Mr. Dunn's daughter, Deborah, as to which Mr. Dunn disclaims any beneficial ownership.

(4) Includes 2,200 shares owned by Mr. Marsted's wife, Katia, 11,985 shares held by the Estate of Mary Ellen G. Marsted for which Mr. Marsted serves as personal representative and 24,815 shares held in various trusts for which Mr. Marsted serves as co-trustee, all as to which Mr. Marsted disclaims any beneficial ownership.

(5) Includes 67,549 shares owned by Mr. Fearon's wife, Ada May, as to which Mr. Fearon disclaims any beneficial ownership, and 5,040 shares held in trust for which Mr. Fearon serves as trustee.

(6) Includes 709 shares owned by Mr. Kuiper's wife, Marieke, as to which Mr. Kuiper disclaims any beneficial ownership.

(7) Includes 435 shares owned by Mr. Lovell's daughter, Adrienne, pursuant to the Uniform Gift to Minors Act, for which Mr. Lovell has sole voting and investment power.

(8) Includes 3,339 shares owned by Mr. Shafer's wife, Judith, and 900 shares owned by each of Mr. Shafer's two sons, Kurt and Erich, all as to which Mr. Shafer disclaims any beneficial ownership.

(9) Includes 2,985 shares owned by Mr. Spaulding's wife, Elizabeth, as to which Mr. Spaulding disclaims any beneficial ownership.

(10) Includes 2,836 shares owned by Mr. Lanzafame's wife, Janet, and 1,800 shares owned by Mr. Lanzafame's children, all as to which Mr. Lanzafame disclaims any beneficial ownership.

(11) Includes 2,646 shares owned by Mr. Newcomb's wife, Muriel, as to which Mr. Newcomb disclaims any beneficial ownership.

(12) Based on 3,594,811 shares outstanding on March 12, 1999.

              ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

         Each Director of the Company is also a Director of First National Bank of Cortland or Oneida Valley National Bank. During 1998 there were six regularly scheduled meetings and nine special meetings of the Company's Board of Directors. All but one of the incumbent Directors of the Company who served on the Cortland First Board of Directors attended at least seventy-five percent (75%) of the aggregate of all of the meetings of the Board of Directors and any committees on which the Director was a member. Mr. Lovell attended sixty-five (65%) of the aggregate of all such meetings.

         The Company's full Board of Directors nominates individuals for election to the Board. The Board will consider written recommendations from shareholders for nominees to be elected to the Board of Directors that are sent to the Secretary of the Company at the Company's address. Section 202 of the Company's Bylaws provides that nominations for Directors to be elected at an annual meeting of the Company's shareholders, except those made by the Board, must be submitted in writing to the Secretary of the Company not less than 90 days nor more than 120 days immediately preceding the date of the meeting. The notice must contain (i) the name, age, business address and residence address of each proposed nominee; (ii) the principal occupation and employment of each proposed nominee; (iii) the total number of shares of capital stock of the Company owned by each proposed nominee; (iv) the name and residence address of the notifying shareholder; (v) the number of shares of capital stock of the Company owned by notifying shareholder; and (vi) any other information relating to such person that is required to be disclosed in solicitations for proxies for the election of directors, or otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Nominations not made in accordance with this procedure may be disregarded by the presiding officer at the annual meeting, in his or her discretion.

         The Company's Executive/Loan Committee has the power to exercise all of the executive and supervisory powers of the entire Board of Directors in the interim between meetings of the Board. The present members of this committee include Directors Alvord, Ames, Buck, Dew, Dunn and Mott. In addition, Directors Bailey, Fearon, Shafer, Smith, Spaulding, Thoma and Young will serve three-month terms on the Committee at various times during 1999. Neither the Executive/Loan Committee, nor its predecessor (Cortland First's Executive Committee), met in 1998.

         The Company has an Audit/Compliance Committee, which supervises the internal audit activities of the Banks and supervises and directs the Banks' auditors. The function of the Committee is to ensure that the Company's and Banks' activities are being conducted in accordance with law and banking rules and regulations established by the Comptroller of the Currency and other regulatory and supervisory authorities, and in conformance with established policy. In addition, the Audit/Compliance Committee recommends to the Board the services of a reputable certified public accounting firm. The Committee receives and reviews the reports of the certified public accounting firm and presents them to the Board of Directors with comments and recommendations. Prior to the merger, Cortland First did not have an Audit/Compliance Committee, and the Company's Audit/Compliance Committee did not meet last year. However, First National Bank of Cortland had an Audit and Compliance Committee which met six times in 1998. The present members of the Audit/Compliance Committee are Directors Lanzafame (Chair), Ames, Buck, Kuiper, Newcomb and Smith.

         The Company also has a Compensation Committee whose membership and functions are described more fully on page 10.

Board of Directors Fees

         Each Director of the Company is also a Director of First National Bank of Cortland or Oneida Valley National Bank. Each Bank Board member receives an annual retainer fee of $3,000 for service on his or her respective Board and $400 for each meeting attended. In addition, members of the Compensation Committee receive $200 per meeting attended, while members of the Trust, Audit/Compliance, Executive/Loan, and Business Development Committees each receive $150 per committee meeting attended. Finally, Directors of the Company receive $400 for each Company Board meeting attended when such meeting is held on a day that the Bank's Board on which the Director serves is not also meeting. Directors of the Company receive no other compensation for serving in such capacity.

Deferred Compensation Agreement

         First National Bank of Cortland has adopted a Deferred Compensation Agreement with its Directors. The purpose of the Agreement is to provide
Directors with the option to defer the receipt of all or a portion of their director's fees. The election must be made on or before December 31st of the year preceding the year in which the fees are to be paid. Once made, the election will remain in effect until revoked by the individual Director. All amounts deferred pursuant to the Agreement will be credited with interest each month at the rate being paid on one year U.S. Treasury Notes as of January 1st of the particular year. Upon a Director no longer being a member of the Bank's Board, all amounts deferred by the Director plus any earnings thereon shall be paid, at the Director's election, over a period of ten years or in a lump sum. A Director may elect to defer commencement of any installment payments for up to five years following his or her termination as a member of the Board. During 1998, three First National Bank of Cortland Directors participated in the deferred compensation arrangement. These Directors deferred a total of $26,500 in director's fees.

         Oneida Valley National Bank has a Deferred Compensation Plan which provides Directors with the option to defer receipt of all or a portion of their director's fees. Amounts deferred under the Plan have historically been credited to a reserve account and deemed to be invested in shares of Oneida Valley Bancshares, Inc. Common Stock based on the book value of the stock for the year ending preceding the date of deferral. For 1999, the book value was established as of the effective date of the merger with Cortland First Financial Corporation. The reserve account is also credited quarterly with additional amounts equivalent to the number of whole shares and fractions thereof which could be purchased at book value as described above with dividends declared and paid on the stock. Upon a Director no longer being a member of the Bank's Board, all amounts deferred by the Director, plus any earnings thereon, shall be paid at the Director's election over a period of up to ten years or in a lump sum. Upon the date selected by a participating Director to commence receiving deferred payments, the reserve account value is to be determined based on the increase or decrease in the book value of the stock as of the preceding year end, provided that in no event will the Director's payments be less than the amounts actually deferred by the Director. During 1998, nine Oneida Valley National Bank Directors participated in the Deferred Compensation Plan. These Directors deferred a total of $72,300 in director's fees.

         The Company is in the process of amending and consolidating the First National Bank of Cortland and Oneida Valley National Bank deferred compensation plans into an Alliance Bank, N.A. plan, to be effective following consummation of the Bank merger described on page 1. Among other things, the Alliance Bank, N.A. plan will provide for a single valuation mechanism for Director accounts.

                            EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation paid by the Company to persons who served as Chief Executive Officer or Co-Chief Executive Officer during 1998 and any other most highly compensated executive officers whose salary and bonus from the Company exceeded $100,000 during 1998.


                          SUMMARY COMPENSATION TABLE



                                                                          Long-Term          All Other
    Name and Principal                                                   Compensation        Compensa-
         Position               Year      Salary($)      Bonus($)(1)        Awards           tion($)(2)
                                                                       ------------------
                                                                        Stock Options
                                                                             (#)
----------------------------------------------------------------------------------------------------------
David R. Alvord                 1998       172,500         25,900           50,000             81,999
Co-Chief Executive              1997       165,000         16,500                0             93,084
Officer                         1996       153,000         16,830                0             77,247

John C. Mott                    1998       143,125         34,294           50,000             49,017
Co-Chief Executive
Officer*


     * Mr. Mott became Co-Chief Executive Officer of the Company upon consummation of the merger effective November 25, 1998; amounts also include compensation paid to Mr. Mott by Oneida Valley Bancshares, Inc. and/or Oneida Valley National Bank during 1998.

(1) Paid to Mr. Alvord and Mr. Mott under the Executive Incentive Compensation Plans described on pages 14-15.

(2) Includes the following amounts for Mr. Alvord for 1998: $8,000 for the 1998 contribution to the Employee Salary Savings Plan - 401K; $6,400 for the 1998 contribution to the pension plan; $60,549 for the 1998 contribution to the Excess Benefit Plan described on pages 13-14; and $7,050 for Director meeting fees during 1998. Includes the following amounts for Mr. Mott for 1998: $10,000 for the 1998 contribution to the Oneida Valley National Bank Deferred Profit Sharing/401K plan; $3,667 for the 1998 contribution to the Oneida Valley National Bank Nonqualified Retirement Savings Plan; $25,200 for the 1998 contribution to the Excess Benefit Plan described on page 14; and $10,150 for Director meeting fees during 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides further information on grants of stock options pursuant to the Alliance Financial Corporation 1998 Incentive Compensation Plan in fiscal year 1998 to the named executives as reflected in the Summary Compensation Table on page 8.


                                   % of Total
                                        Options                                  Potential Realizable Value at
                                       Granted to     Exercise or                   Assumed Annual Rates of
                         Options      Employees in    Base Price     Expiration    Stock Price Appreciation
         Name          Granted (#)    Fiscal Year       ($/Sh)          Date          for Option Term ($)
                                                                                -----------------------------

                                                                                      5%           10%
-------------------------------------------------------------------------------------------------------------
David R. Alvord           50,000          50%           29.125       11/25/2008     915,750      2,321,250

John C. Mott              50,000          50%           29.125       11/25/2008     915,750      2,321,250


         Effective   November  25,  1998,  the  Company  issued   incentive  and
non-statutory stock options to Messrs. Alvord and Mott at the then current market price of $29.125 per share. These options become exercisable over the course of three years, with one-third of the options becoming exercisable on November 25, 1999, 2000 and 2001.


                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION VALUES

         The following table provides information for the named executive officers, with respect to stock options exercised in fiscal year 1998 and the number of stock options held at the end of fiscal year 1998. The stock options held by the named executive officers had no in-the-money value as of December 31, 1998.




                    Shares
                  Acquired on       Value         Number of Unexercised
   Name           Exercise (#)   Realized ($)     Options at 12/31/98 (#)
                                              --------------------------------
                                              Exercisable   Unexercisable
------------------------------------------------------------------------------

David R. Alvord        0              0            0           50,000

John C. Mott           0              0            0           50,000

                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The Company's Compensation Committee meets semi-annually to conduct a comprehensive performance review of all officers and to recommend the annual base remuneration for the officers to the Board of Directors. The Committee considers each officer's performance as measured against that individual's job description.

         In recommending the base annual salaries for the Co-Chief Executive Officers, the Committee considers overall asset quality, earnings, capital adequacy, peer group and industry comparisons, general economic trends and total return to the Company's shareholders. The Committee believes that Mr. Alvord and Mr. Mott have served the Company and their respective Banks exceptionally well in each of the above measurable categories, and that the Banks' success is due, in large part, to their efforts. Mr. Alvord and Mr. Mott do not participate in the determination of their annual compensation.

         The Committee meets separately to consider award payments under the First National Bank of Cortland and Oneida Valley National Bank Executive Incentive Compensation Plans. Descriptions of these plans are found on pages 14-15.

         The Compensation Committee presently consists of:

                        Donald S. Ames (Chair)
                            John W. Bailey
                           Richard G. Smith
                         Charles H. Spaulding
                            David J. Taylor
                            Edward W. Thoma

Stock Performance Graph

         The  following  graph  compares   cumulative  total  returns  (assuming
reinvestment of dividends) on the Company's common stock (Cortland First's common stock prior to the merger) against the Standard & Poor's Composite 500 Stock Index (S&P 500) and the National Association of Securities Dealers Automated Quotation System (NASDAQ) bank stocks for the five-year period ended December 31, 1998.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                     OF ALNC/CTLN, S&P 500 AND NASDAQ BANKS


                     1993    1994    1995     1996    1997    1998

Nasdaq Banks         100     100     148      196     328     325
S&P                  100     101     140      172     230     296
ALNC/CTLN            100     148     149      178     244     245



Employment Agreements

         Effective November 25, 1998, the Company entered into employment agreements with David R. Alvord and John C. Mott, providing for them to serve as Co-Chief Executive Officers of the Company for a period of three years. The agreements require Messrs. Alvord and Mott to devote their full business time and attention to the performance of their duties for an annual base salary of $175,000, subject to review and potential increase by the Board of Directors on an annual basis. Messrs. Alvord and Mott are also eligible to participate in any and all incentive compensation, bonus, stock option or similar plans maintained by the Company, as well as any Company-maintained employee pension benefit plans, group life insurance plans, medical plans, dental plans, long-term disability plans, business travel insurance programs and other fringe benefit plans or programs. The agreements provide that, notwithstanding anything to the contrary and except with respect to supplemental retirement benefits, Messrs. Alvord and Mott will receive total annual cash compensation and fringe benefits at least equal to the highest total annual cash compensation and fringe benefits provided to Mr. Alvord or Mr. Mott by Cortland First or Oneida Valley, respectively, during any of the three calendar years preceding the merger of Cortland First and Oneida Valley.

         The agreements may be terminated by the Company with or without cause. If the Company terminates a Co-Chief Executive Officer's employment for reasons other than cause, it must give him 60 days' prior written notice and must pay him, within 30 days after the date of termination, a lump sum equal to the unpaid compensation and benefits that he would have received if he had remained employed under the terms of his agreement until the end of the three-year term of employment. Either Co-Chief Executive Officer may terminate his agreement at any time upon 60 days' prior written notice to the Company, in which case he will be entitled only to compensation and benefits earned or accrued through the date of termination.

         If the employment of either Co-Chief Executive Officer is terminated by the Company for any reason other than cause within 24 months following a change of control that occurs during the term of his agreement, the Company shall (i) within 60 days of termination, pay him 2.99 times his average annual compensation during the five full taxable years (or any shorter period of employment) that immediately precedes the year during which the change of control occurs; (ii) provide him with fringe benefits, or the cash equivalent of such benefits, to which he is entitled under his agreement for a period of 24 months following his termination; and (iii) treat as immediately vested and exercisable all forms of equity-based compensation, including unexpired stock options, previously granted to him.

Pension Benefits

         First National Bank of Cortland has a non-contributory pension plan, in which an employee is eligible to participate upon attaining age 21 and completion of 12 months consecutive service during which the employee worked 1,000 or more hours of service. The Bank's contribution is determined according to a formula based on years of service with the Bank. The Bank's contribution to the Plan in 1998 totaled $126,629, including $6,400 for Mr. Alvord.

         Oneida Valley National Bank is a member of the New York State Bankers Retirement System, and thereby makes available to eligible employees a qualified non-contributory defined benefit pension plan. All Bank employees who have completed 1,000 hours of service and who are 21 years of age or older are eligible to participate in the pension plan. Benefits under the plan are computed based upon the average annual compensation for the highest consecutive five years during the employee's creditable service. For purposes of calculating the benefit, an employee may not be credited with more than 40 years of service.

         The following table sets forth the estimated annual benefits under the pension plan. Mr. Mott has been credited with 7 years of service under the plan.

                             PENSION PLAN TABLE



   Annual
   Average
                ---------------------------------------------------------------
                  15           20           25            30            35
------------    ---------------------------------------------------------------

   $50,000       $11,250      $15,000      $18,750       $22,500       $26,250
    75,000        16,875       22,500       28,125        33,750        39,375
   100,000        22,500       30,000       37,500        45,000        52,500
   125,000        28,125       37,500       46,875        56,250        65,625
   150,000        33,750       45,000       56,250        67,500        78,750
   175,000        36,000       48,000       60,000        72,000        84,000
   200,000        36,000       48,000       60,000        72,000        84,000



         For 1998, the Internal Revenue Code limits the total compensation that may be taken into account in calculating benefits to $160,000.

         The Company is in the process of deciding upon a single pension plan for Alliance Bank, N.A. employees, to be effective following consummation of the Bank merger described on page 1.

Excess Benefit Plans

         Effective January 1, 1991, the Board of Directors of First National Bank of Cortland approved the adoption of an Excess Benefit Plan for David R. Alvord (the "Excess Plan"). Its purpose is to provide Mr. Alvord with retirement benefits in addition to those benefits provided pursuant to the Bank's pension plan. Under the terms of the Excess Plan, Mr. Alvord is entitled to receive, upon retirement at age 65, an amount equal to 80% of his then Average Base Compensation increased by the amount of the Accumulated Fund expressed as a straight life annuity and reduced by the sum of: (a) the annual benefit to be provided Mr. Alvord pursuant to the Bank's pension plan expressed as a straight life annuity; (b) the annual benefit to be provided from the vested portion of the Bank's contributions to Mr. Alvord's account balance in the Bank's 401-K Plan as if such balance were to be paid in the straight life annuity; and (c) an amount equal to Mr. Alvord's primary social security benefit expressed in the form of a straight life annuity. The

Accumulated Fund is the amount that would have been contributed to the Bank's pension plan on Mr. Alvord's behalf, but for the limitation imposed by Section 401(a)(4) of the Internal Revenue Code. The Accumulated Fund is deemed to have earned interest each year at the same rate of return actually earned for such year by the Bank's pension plan.

         Under the original terms of the Excess Plan, the amount of the benefit to be paid to Mr. Alvord was to be reduced in the event he retired before age
65. The amount of the reduction was based on a fraction, the numerator of which was the number of years remaining until Mr. Alvord reaches age 65, and the denominator of which was the total number of years of service Mr. Alvord would have had if he had continued to work until such age. In addition, certain actuarial reductions were to be applied to reflect the early commencement of payments. Effective January 1, 1994, the Excess Plan was amended to provide that no reduction will be made, whether to reflect remaining years of service to age 65 or to reflect the early commencement of payments, in the event such retirement is the result of Mr. Alvord's retirement on or after the expiration of his employment agreement, Mr. Alvord's disability, a termination of Mr. Alvord's employment by the Bank without cause, the occurrence of an event which gives Mr. Alvord the right to terminate his employment under his employment Agreement, or Mr. Alvord's death. If Mr. Alvord retires before age 60, no benefits are payable under the Excess Plan unless such retirement is the result of a Change in Control, a material reduction in Mr. Alvord's authority, Mr. Alvord's disability, or a termination by the Bank of Mr. Alvord's employment without cause. For purposes of the Excess Plan, the term "Change in Control" means a sale by the Company or the Bank of all or substantially all of its assets, or any individual or entity acquiring at least 25% of those securities of the Bank entitled to vote for the election of directors. "Average Base Compensation" is generally defined as Mr. Alvord's average salary for the 36 month period immediately preceding his retirement, including any elective contributions to the 401-K Plan and annual bonus, but excluding any bonuses paid pursuant to the Bank's Executive Incentive Compensation Plans and the value of any employee benefits paid on Mr. Alvord's behalf.

         In order to fund its liability under the Excess Plan, effective January 1, 1995, the Bank established the "First National Bank of Cortland Excess Benefit Trust for the Benefit of David R. Alvord." Each year the Bank will contribute such amount to the Trust so that the balance of the Trust will equal the actuarial value of the estimated benefit payable to Mr. Alvord pursuant to the Excess Plan. The initial contribution to the Trust was $118,000. The contribution for 1998 was $60,549.

         Mr. Mott is covered by two separate arrangements with Oneida Valley National Bank that will provide supplemental retirement income to Mr. Mott. Under the first arrangement, entered into in 1991, Mr. Mott is entitled to receive annual payments of $10,000 for ten years following his retirement upon or after attaining age 65. Under the second arrangement, effective as of September 1, 1997, Mr. Mott is entitled to receive a monthly benefit (following retirement at or after age 62) generally equal to the difference between (i) 55% of Mr. Mott's monthly base salary, and (ii) the sum of monthly retirement benefits Mr. Mott is entitled to receive from Oneida Valley National Bank, Social Security, and his prior employment with Merchants National Bank. The benefit payable under the 1997 arrangement may be paid in various straight life annuity or joint and survivor annuity forms. The 1998 expense associated with Mr. Mott's supplemental retirement benefits was $25,200.

Executive Incentive Compensation Plan

         First National Bank of Cortland maintains an Executive Incentive Compensation Plan (the "Plan"). Its purpose is to enhance the Bank's performance and to further its long-term objectives by providing certain key employees with financial incentives. Under the terms of the Plan, at the beginning of each year the Bank's Board of Directors establishes target performance goals for the Bank for both the current year and for the next three years. If, in the opinion of the Board, the one year goal is met, eligible employees could be entitled to receive such awards as are determined by the Board of Directors. The annual award fund for distribution to plan participants may not exceed 15% of participating base payroll, exclusive of any overtime pay, bonuses or fringe benefits. Similarly, if the three year goal is met, participants could be entitled to an additional award payment as determined by the Board of Directors. Such award fund may not exceed 15% of the average base salaries during the three year performance period.

         Participation in the Plan is designed to include the Bank's President, Chief Executive Officer, Function Managers, and those other employees who, in the opinion of the Board, contribute significantly to the profitability of the Bank. Plan awards are paid either in cash at the end of the applicable one year or three year performance period or, at the election of the participating employee, may be deferred until a later specified date. A total of $102,105 was accrued for the year 1998 in connection with the one year goal for all executive officers as a group. Of this amount, a total of $25,900 was earned by Mr. Alvord.

         Oneida Valley National Bank maintains a Short Term Incentive Compensation Program. Its purpose is to motivate, reward, and retain management and to focus perspective on short term goals and results. Under the terms of the Program, at the beginning of each year the Bank's Board of Directors establishes a target performance goal for the year. Participation in the Plan is designed to include all management positions. Annual awards for distribution to Plan participants may not exceed a certain percentage of the participant's base salary which is established in the plan and is based on the participant's management position. A total of $144,000 was accrued for the year 1998 in connection with the goal for all management participants. Of this amount, a total of $24,898 was earned by Mr. Mott.

         The Company is in the process of amending and consolidating the First National Bank of Cortland and Oneida Valley National Bank Executive/Management Incentive Compensation Plans into a new plan for use by Alliance Bank, N.A. following consummation of the Bank merger described on page 1.


                        TRANSACTIONS WITH MANAGEMENT

         The Banks have had, and expect to have in the future, banking transactions in the ordinary course of business with many Directors, officers and their associates. All extensions of credit to such persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Banks, do not involve more than a normal risk of collectability or present other unfavorable features.

         Oneida Valley National Bank has a consulting agreement with Robert H. Fearon, Jr., pursuant to which Mr. Fearon has agreed to provide consulting services to the Bank through 1999. Mr. Fearon received compensation in the amount of $6,000 for services rendered pursuant to the consulting agreement in 1998, and is scheduled to receive compensation of $6,000 for services to be rendered under the agreement in 1999.

         The law firm of Dunn, Vindigni & Bruno, of which Director Peter M. Dunn is a principal, provided legal services to Oneida Valley National Bank in 1998. The amount received by Dunn, Vindigni & Bruno for such services was less than 5% of the gross revenues of the law firm for its last fiscal year.

         The law firm of Riehlman, Shafer & Shafer, of which Director Charles E. Shafer is a partner, provided legal services to First National Bank of Cortland in 1998. The amount received by Riehlman, Shafer & Shafer for such services was less than 5% of the gross revenues of the law firm for its last fiscal year.


                 RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The Board appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 1998. This appointment was based upon the recommendation of the Audit Committee. An independent auditor has not yet been selected for the Company's current year.

         A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Shareholders, and will have an opportunity to make a statement and to respond to appropriate questions.

                              ANNUAL REPORT

         The Annual Report of the Company, including financial statements for the year 1998, is being sent to shareholders with this Proxy Statement. Copies of the Annual Report will be furnished to any shareholder upon written request to Donald S. Ames, Secretary, Alliance Financial Corporation, 65 Main Street, Cortland, New York 13045.


                   SUBMISSION OF PROPOSALS BY SHAREHOLDERS

         If  shareholder  proposals  are to be  considered  by the  Company  for inclusion in a proxy statement for a future meeting of the Company's shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for shareholder proposals. Shareholder proposals for the Company's 2000 Annual
Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by November 19, 1999. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company. Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.


                               OTHER MATTERS

         The Board of Directors is not aware of any matters other than those indicated above that will be presented for action at the meeting. The enclosed Proxy gives discretionary authority, however, in the event any other matter may properly come before the meeting.

                                         By Order of the Board of Directors



                                         Donald S. Ames
                                         Secretary

Dated:  March 19, 1999

                                      PROXY

                          ALLIANCE FINANCIAL CORPORATION

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                  THE ANNUAL MEETING OF SHAREHOLDERS, APRIL 28, 1999

      The undersigned hereby appoints Robert H. Fearon, Jr., John C. Mott, and Charles H. Spaulding, and each of them, as proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Alliance Financial Corporation (the "Company") to be held at the office of the Company at 160 Main Street, in the City of Oneida, Madison County, New York, on the 28th of April, 1999, at 4:00 p.m. and at any adjournment or adjournments thereof, and to vote all shares of stock, as designated on the reverse side, which the undersigned may be entitled to vote at such Meeting, and with all other powers which the undersigned would possess if personally present.

        CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE



[ X ]  Please mark your
       votes as in this example.

                 FOR all nominees      WITHHOLD
                 listed at right       AUTHORITY
               (except as withheld)  to vote for all
               in the space below)  nominees at right       Nominees: (CLASS I)
(1)ELECTION
   OF                 [   ]              [   ]              David R. Alvord
   DIRECTORS:                                               Donald S. Ames
                                                            John W. Bailey
(Instructions: To withhold authority to vote for any        Peter M. Dunn
individual nominee, write that nominee's name in the        David P. Kershaw
space provided below.)                                      Garrison A. Marsted
                                                            David J. Taylor
----------------------------------------------------

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy will be voted as directed but, if no direction is indicated, it will be voted FOR the election of all Directors.

PLEASE SIGN AND DATE BELOW, AND RETURN.



Signature(s) of Shareholder(s)_______________________ __________________________
Date:__________________, 1999

NOTE: Please sign exactly as name appears above and where shares are held jointly each holder should sign. When signing as attorney, administrator, executor, trustee, guardian, or other fiduciary, please give your full title. If signing for a corporation, please indicate your office.